UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2018

Fogo de Chão, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37450	45-5353489
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

5908 Headquarters Drive, Suite K200, Plano, TX 75024

(Address of Principal Executive Offices)

972-960-9533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure

As previously announced, on February 20, 2018, Fogo de Chão, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Prime Cut Intermediate Holdings Inc., a Delaware corporation (“Parent”) and an investment entity affiliated with Rhône Capital V L.P. (“Rhône”) and Prime Cut Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Subsidiary will merge with and into the Company (the “Merger”). As a result of the Merger, Merger Subsidiary will cease to exist, and the Company will survive as a wholly owned subsidiary of Parent.

In connection with Rhône’s efforts to obtain debt financing to fund a portion of the amount necessary to complete the Merger and pay related fees in connection with the Merger and related transactions, the Company is presenting the following information to prospective lenders:

•	As of March 1, first quarter 2018 YTD U.S. same-store-sales and traffic have both increased by 3.1% and are outperforming the Knapp Steakhouse Index by 2.7% and 5.3%, respectively.

The information furnished with this Current Report on Form 8-K constitutes only a portion of the presentation materials being utilized in the lender presentation and is summary information that should be considered in the context of the Company's filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report on Form 8-K. While the Company may elect to update the attached information in the future to reflect events and circumstances occurring or existing after the date of this current report, the Company specifically disclaims any obligation to do so, except as may be required by law.

The information contained in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between the Company and Parent and Merger Subsidiary are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company and Parent and Merger Subsidiary, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in the Company’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of Parent to obtain the financing required to consummate the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•	the diversion of management time to transaction-related issues.

The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Neither the Company nor Parent nor Merger Subsidiary can guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor Parent nor Merger Subsidiary assume responsibility for the accuracy and completeness of any of these forward-looking statements. None of Company and Parent and Merger Subsidiary assume any obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find it

This communication is being made in respect of the proposed Merger involving the Company, Parent and Merger Subsidiary. The Company will prepare and file with the SEC, and thereafter mail to its stockholders, the Information Statement. The Company may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 5908 Headquarters Drive, Ste. K200, Plano, TX 75024, Attention: Investor Relations, (972) 361-6225.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018

FOGO DE CHÃO, INC.

By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer

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